EXECUTION VERSION

$700,000,000

PLY GEM INDUSTRIES, INC.

11.75% Senior Secured Notes due 2013

PURCHASE AGREEMENT

June 2, 2008

CREDIT SUISSE SECURITIES (USA) LLC
UBS Securities LLC
As Representatives of the Several Initial Purchasers
c/o Credit Suisse Securities (USA) LLC (“Credit Suisse”)
Eleven Madison Avenue
New York, New York 10010-3629

Dear Sirs:

1. Introductory.  Ply Gem Industries, Inc., a Delaware corporation (the “Issuer”) proposes, subject to the terms and conditions stated herein, to issue and sell to the several purchasers named in Schedule A hereto (the “Initial Purchasers”) U.S. $700,000,000 principal amount of its 11.75% Senior Secured Notes due 2013 (the “Offered Securities”).

The Offered Securities will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”).  The Offered Securities will be issued under an indenture to be dated as of June 9, 2008 (the “Closing Date”) (the “Indenture”), among the Issuer, the Subsidiary Guarantors (as hereinafter defined), Ply Gem Holdings, Inc. (“Holdings”) and US Bank Trust National Association, as trustee (the “Trustee”).

The Offered Securities will be unconditionally guaranteed (the “Guarantees”) on a senior secured basis by Holdings and the Issuer’s subsidiaries listed as such on Schedule B hereto (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”).  The Issuer, the Guarantors, the Trustee and the collateral agent (in such capacity, the “Notes Collateral Agent”), will enter into the Collateral Agreement (the “Collateral Agreement”).  On the Closing Date, the Issuer will also enter into a credit agreement (the “Credit Agreement”) among the Issuer, Holdings, the subsidiaries of the Issuer identified therein as guarantors, the lenders from time to time party thereto and Credit Suisse as administrative agent, that will provide for a new asset-based senior secured revolving credit facility in an aggregate principal amount of up to U.S. $150,000,000 (the “New Credit Facility”).  The Offered Securities and the Guarantees will be secured (i) on a first-priority lien basis (subject to certain exceptions and permitted liens) on substantially all the tangible and intangible assets of the Issuer and the Guarantors (other than accounts receivable, inventory, cash, deposit accounts,

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securities accounts, chattel paper and proceeds and products of the foregoing and certain assets such as contract rights, instruments and documents related thereto in each case held by the Issuer and the Guarantors (the “Bank Collateral”)), including all of the capital stock of the Issuer and any material subsidiary held by the Issuer or any guarantor (which, in the case of any foreign subsidiary, will be limited to 100% of the non-voting stock (if any) and 66% of the voting stock of such foreign subsidiary) (the “Notes Collateral” and, together with the Bank Collateral, the “Collateral”) and (ii) on a second-priority lien basis by the Bank Collateral.  The obligations under the Credit Agreement will be secured by (i) a first-priority lien on and security interest in the Bank Collateral and (ii) a second-priority lien on and security interest in the Notes Collateral.  The Collateral will be more fully described in the Intercreditor Agreement to be dated as of the Closing Date, among the Issuer, the Guarantors, the Bank Collateral Agent, the Trustee and the Notes Collateral Agent (the “Intercreditor Agreement”), the Credit Agreement and the Collateral Agreement (the Collateral Agreement together with the Credit Agreement, the Intercreditor Agreement, the Mortgages (as defined below) to the extent executed and delivered pursuant to the Indenture and the Security Documents (as defined below) on the Closing Date, the Copyright, Patent, and Trademark Agreements (as defined in the Collateral Agreement) and each of the other documents executed and delivered securing the whole or any part of the obligations thereunder or confirming the existence of the security interests, the “Security Documents”), each to be delivered to the Notes Collateral Agent, granting a security interest in the Collateral subject only to the liens or encumbrances permitted under the Indenture for the benefit of the Trustee, the Notes Collateral Agent and each holder of the Offered Securities and the successors and assigns of the foregoing (collectively, the “Secured Parties”).  For purposes of this Agreement, the term “Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage, land charge or other security document granting a lien or encumbrance on any mortgaged property to secure the Obligations (as defined in the Collateral Agreement) of the Issuer and the Guarantors, as applicable.

The Initial Purchasers have advised the Issuer that the Initial Purchasers intend, as soon as they deem practicable after this Purchase Agreement (this “Agreement”) has been executed and delivered, to resell (the “Exempt Resales”) the Securities in private sales exempt from registration under the Act on the terms set forth in the Preliminary Offering Circular (as defined below) and Final Offering Circular (as defined below), as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be “qualified institutional buyers” (“QIBs”), as defined in Rule 144A under the Act (“Rule 144A”), in accordance with Rule 144A and (ii) other eligible purchasers pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Act (“Regulation S”) in accordance with Regulation S (the persons specified in clauses (i) and (ii), the “Eligible Purchasers”).

Holders (including subsequent transferees) of the Offered Securities will have the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”), among the Issuer, the Guarantors and the Initial Purchasers, to be dated the Closing Date, substantially in the form attached hereto as Exhibit E, for so long as such Offered Securities constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement).  Pursuant to the Registration Rights Agreement, the

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 Issuer and the Guarantors will agree to (i) file with the Securities and Exchange Commission (the “Commission”) under the circumstances set forth therein, (a) a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) relating to the Offered Securities in a like aggregate principal amount as the Issuer issued under the Indenture, identical in all material respects to the Offered Securities and registered under the Securities Act (the “Exchange Securities”), to be offered in exchange for the Offered Securities (such offer to exchange being referred to as the “Exchange Offer”) and (b) if necessary under the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, the “Registration Statements”) relating to the resale by certain holders of the Offered Securities (ii) to use its commercially reasonable efforts to cause such Registration Statements to be declared effective and cause such Registration Statements to remain effective and usable for the periods specified in the Registration Rights Agreement and (iii) to use its commercially reasonable efforts to consummate the Exchange Offer.  The Offered Securities and the Exchange Securities are referred to collectively as the “Securities.”

This Agreement, the Guarantees, the Offered Securities, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the “Operative Documents.”  The issuance and sale of the Offered Securities, the issuance of the Guarantees, the initial borrowings under the Credit Agreement and the use of proceeds therefrom described in the General Disclosure Package (as defined herein) and Final Offering Circular are collectively referred to as the “Transactions.”

The Issuer and each of the Guarantors hereby agree with the several Purchasers as follows:

2. Representations and Warranties of the Issuer, Holdings and the Subsidiary Guarantors.  The Issuer and each of the Guarantors jointly and severally represent and warrant to, and agree with, the several Purchasers that:

(a) A preliminary offering circular (the “Preliminary Offering Circular”) relating to the Offered Securities to be offered by the Purchasers and a final offering circular (the “Final Offering Circular”) disclosing the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement) has been or will be prepared by the Issuer.  “General Disclosure Package” means the Preliminary Offering Circular, together with any Issuer Free Writing Communication (as hereinafter defined) existing at the Applicable Time (as hereinafter defined) and the other information, if any, distributed at or prior to the Applicable Time to prospective investors of the Offered Securities, as evidenced by its being specified in Schedule C to this Agreement (including the term sheet listing the final terms of the Offered Securities and their offering, included in Schedule C to this

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Agreement, which is referred to as the “Terms Communication”).  “Applicable Time” means 3:30 p.m. (New York City time) on the date of this Agreement.  As of the date of this Agreement and as of the Closing Date, the Final Offering Circular does not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  At the Applicable Time and as of the Closing Date neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material (as hereinafter defined), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding two sentences do not apply to statements in or omissions from the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Issuer by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

Subject to the foregoing paragraph, any references herein to the terms “amend,” “amendment” or “supplement” with respect to the Preliminary or Final Offering Circular shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise filed with the Commission, subsequent to the date hereof that is incorporated by reference therein; and all references in this Agreement to financial statements and schedules and other information which are “contained,” “included,” “stated,” “set forth” or “described” in the Preliminary or Final Offering Circular (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are included in any document filed under the Act or the Exchange Act, as applicable, and incorporated by reference in the Preliminary or Final Offering Circular.

“Free Writing Communication” means a written communication (as such term is defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.  “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Issuer, used or referred to by the

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Issuer or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Issuer’s records.  “Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule C to this Agreement, and which is specified in Schedule D to this Agreement.

(b) As of March 29, 2008, the Issuer had the capitalization as set forth under the heading “Capitalization” under the column “Actual” in the Preliminary Offering Circular.  On the Closing Date, all of the issued and outstanding equity interests of the Issuer will have been duly authorized and validly issued, will be fully paid and nonassessable and not have been issued in violation of any preemptive or similar right and will be owned by Holdings free and clear of all liens (other than transfer restrictions imposed by the Act, the securities or Blue Sky laws of certain jurisdictions and security interests granted pursuant to the Security Documents).  Attached as Schedule E is a true and complete list of each entity in which the Issuer has a direct or indirect majority equity or voting interest (each a “Subsidiary” and, together, the “Subsidiaries”), their jurisdictions of formation or organization, names of their equityholder(s) and percentage held by each equityholder.  All of the issued and outstanding equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the General Disclosure Package, are owned, directly or indirectly through Subsidiaries, by the Issuer free and clear of all liens (other than transfer restrictions imposed by the Act, the securities or Blue Sky laws of certain jurisdictions and security interests granted pursuant to the Security Documents).  Except as set forth in the General Disclosure Package, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of the Issuer or any of the Subsidiaries.  No holder of any securities of the Issuer or any of the Subsidiaries is entitled to have such securities (other than the Securities) registered under any registration statement contemplated by the Registration Rights Agreement.

(c) Each of the Issuer and each Guarantor (i) is a corporation, limited liability company, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (ii) has all requisite corporate or other power and authority necessary to own its property and carry on its business as now being conducted and (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership of property

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makes such qualification necessary, except where the failure to be so qualified and be in good standing, individually or in the aggregate, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  A “Material Adverse Effect” means (i) a material adverse effect on the business, condition (financial or otherwise), results of operations, assets or liabilities of the Issuer and the Subsidiaries, taken as a whole or (ii) a material adverse effect on the ability to consummate the Transactions on a timely basis.

(d) The Issuer and each of the Guarantors have all requisite corporate or other power and authority to execute, deliver and perform all of their obligations under the Operative Documents to which each is a party and to consummate the transactions contemplated thereby, and, without limitation, the Issuer has all requisite corporate power and authority to issue, sell and deliver and perform its obligations under the Notes.

(e) The Indenture has been duly and validly authorized by the Issuer and the Guarantors and, when duly executed and delivered by the Issuer and the Guarantors (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legally binding and valid obligation of each such Issuer, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought (the “Bankruptcy Exceptions”).  The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the General Disclosure Package and the Final Offering Circular.

(f) The Offered Securities have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Issuer.  When the Offered Securities are issued by the Issuer, authenticated by the Trustee and delivered by the Issuer against payment therefor by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, the Offered Securities will be legally binding and valid obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.  The Offered Securities, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the General Disclosure Package and the Final Offering Circular.  The Exchange Securities have been, or on or before the Closing Date will be, duly and validly

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authorized for issuance by the Issuer, and when issued by the Issuer, authenticated by the Trustee and delivered by the Issuer in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be legally binding and valid obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.

(g) The Guarantees have been duly and validly authorized by each of the Guarantors and, when the Offered Securities are issued by the Issuer, authenticated by the Trustee and delivered by the Issuer against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Bankruptcy Exceptions and will conform in all material respects to the description thereof in the General Disclosure Package and the Final Offering Circular.  The guarantees of the Exchange Securities have been, on or before the Closing Date will be, duly and validly authorized by each of the Guarantors and, when the Exchange Securities are issued by the Issuer, authenticated by the Trustee and delivered in accordance with the terms of the Exchange Offer and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Bankruptcy Exceptions.

(h) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Issuer or Holdings and any person granting such person the right to require Holdings or the Issuer to file a registration statement under the Securities Act with respect to any securities of the Issuer or to require the Issuer to include such securities with the Securities registered pursuant to any Registration Statement.

(i) On the Closing Date, the Indenture, (including the Supplemental Indenture, to the extent applicable), will conform in all material respects to the requirements of the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

(j) Except as described in the section entitled “Plan of Distribution” in the General Disclosure Package, there are no contracts, agreements or understandings between the Issuer, Holdings or any other person other than the Initial Purchasers that

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would give rise to a valid claim against the Issuer, any Guarantor or any of the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Securities.

(k) Except as set forth in the General Disclosure Package and assuming the accuracy of, and compliance with, the representations, warranties and agreements of the Purchasers under Section 4 of this Agreement, no consent, approval, authorization or order of, or filing with, registration, qualification, license or permit of or with, any Governmental Authority (collectively, a “Consent”) is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Issuer or the issuance of the Guarantees by the Guarantors except (i) for the order (and filings to obtain such order) of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective, (ii) as may be required under the securities or Blue Sky laws of the various states and foreign jurisdictions (iii) such Consents as have been or will be obtained or made on or prior to the Closing Date, (iv) such filings and recordings with Governmental Authorities as may be required to perfect liens under the Security Documents, and (v) where the failure to obtain such Consents could not reasonably be expected to have a Material Adverse Effect.

(l) Except as set forth in the General Disclosure Package, and assuming the accuracy of, and the Initial Purchasers’ compliance with, the representations, warranties and agreements of the Initial Purchasers set forth in Section 4 of this Agreement, and the compliance by the holders of the Securities with the offering and transfer restrictions set forth in the General Disclosure Package, the execution, delivery and performance of the Operative Documents and consummation of the Transactions does not and will not (i) violate the charter, bylaws or other constitutive documents of the Issuer or any Subsidiary of the Issuer or the Guarantors, (ii) constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in a Repayment Event (as defined below), other than or a Repayment Event that will be satisfied at the Closing Date as contemplated by the General Disclosure Package, or the creation or imposition of a lien, charge or encumbrance on any property or assets of the Issuer or any Subsidiary (other than as created pursuant to the Indenture and the Security Documents) under any of the Agreements and Instruments (as defined below) or (iii) violate any law, statute, rule or regulation, including, without limitation, Regulation T, U or X of the Board of Governors of the

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Federal Reserve System or any judgment, order or decree of any Governmental Authority, except for such violations, breaches, defaults, Repayment Events or liens that, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 4 of this Agreement no Consent is required to be obtained or made by the Issuer or any Subsidiary for the execution, delivery and performance by the Issuer or any Subsidiary of the Operative Documents and the consummation of the Transactions, except (i) such Consents as have been or will be obtained or made on or prior to the Closing Date, (ii) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement, and qualification of the Indenture under the Trust Indenture Act, in connection with the issuance of the Exchange Securities, (iii) such filings and recordings with Governmental Authorities as may be required to perfect liens under the Security Documents and (iv) where the failure to obtain such consents, approvals, authorizations or orders, filings, registration, qualifications, licenses or permits could not reasonably be expected to have a Material Adverse Effect.  No consents or waivers from any other person or entity are required for the execution, delivery and performance of the Operative Documents and the consummation of the Transactions, (i) other than such consents and waivers as have been obtained or will be obtained on or prior to the Closing Date and will be in full force and effect and (ii) except where the failure to obtain such consents or waivers could not reasonably be expected to have a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuer or any Subsidiary.

(m) This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantors.

(n) The Issuer, Holdings and the Subsidiaries have good and marketable title to all items of owned real property and valid title to all personal property owned by each of them, in each case free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except (i) such as do not materially interfere with the use made or proposed to be made of such property by the Issuer, Holdings or such Subsidiary, (ii) as described in the General Disclosure Package, (iii) as created pursuant to the Security Documents or (iv) liens permitted by the Indenture and the Security Documents.  Any real property, personal

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property and buildings held under lease by the Issuer, Holdings or any such Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property and buildings by the Issuer or such Subsidiary.

(o) The Issuer, Holdings and the Subsidiaries have (i) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and have made all declarations and filings with, all applicable Governmental Authorities and all self-regulatory authorities (each, an “Authorization”) necessary to engage in the business conducted by them in the manner described in the General Disclosure Package, except where the failure to hold such Authorizations could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and (i) the Issuer, Holdings and the Subsidiaries have not received written notice from any Governmental Authority or self-regulatory authority threatening to limit, suspend or revoke any such Authorization, except where such limitation, suspension or revocation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  All such Authorizations are valid and in full force and effect, and the Issuer, Holdings and the Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect

(p) Except as could not reasonably be expected to have a Material Adverse Effect, no labor disturbance by the employees of the Issuer, Holdings or any Subsidiary exists or, to the knowledge of the Issuer or the Guarantors, is imminent.

(q) The Issuer, Holdings and each Subsidiary owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Intellectual Property Rights”) necessary to conduct the businesses operated by it as described in the General Disclosure Package, except where the failure to own, possess or have the right to employ such Intellectual Property, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Neither the Issuer, nor Holdings nor any Subsidiary has received any notice of infringement of or

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conflict with asserted rights of others with respect to any of the foregoing that could reasonably be expected to have a Material Adverse Effect.  The use of the Intellectual Property in connection with the business and operations of the Issuer, Holdings and the Subsidiaries does not infringe on the rights of any person, except for such infringement as could not reasonably be expected to have a Material Adverse Effect.

(r) Except as disclosed in the General Disclosure Package  or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Issuer, Holdings and the Subsidiaries are in compliance with and not subject to any pending or threatened liability under applicable Environmental Laws (as defined below), (ii) the Issuer, Holdings and the Subsidiaries have made all filings and provided all notices required under any applicable Environmental Law, and have, and are in compliance with, all permits, licenses or other approvals required under any applicable Environmental Laws for their current operations and each of them is in full force and effect, (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or threatened against the Issuer, Holdings or any Subsidiary under any Environmental Law, (iv) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Issuer or any Subsidiary, (v) neither the Issuer, nor Holdings nor any Subsidiary has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law and (vi) no property or facility of the Issuer or any Subsidiary is (a) listed or proposed for listing on the National Priorities List under CERCLA or (b) listed on the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any Governmental Authority.  No facts or circumstances exist and no event or condition is occurring or has occurred with respect to the Issuer, Holdings or any Subsidiary relating to any Environmental Law, any release of any hazardous, toxic or dangerous substance or waste, any chemical, any solid waste, any other pollutant or contaminant, or the Issuer’s, Holdings’ or any Subsidiary’s compliance with current requirements of Environmental Law, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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For purposes of this Agreement, “Environmental Laws” means the common law and all applicable federal, state, local and foreign laws, regulations, rules, ordinances, codes, orders, decrees, judgments, injunctions or any other legally enforceable requirement issued, promulgated, approved or entered thereunder, relating to pollution, or to protection of public or employee health and safety from hazardous, toxic or dangerous substances or wastes or protection of the environment, including, without limitation, laws relating to:  (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, arrangement for disposal or transport or handling of hazardous, toxic or dangerous substances or waste, any chemical, any solid waste, or any other pollutant or contaminant, and (iii) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

(s) Except as set forth in the General Disclosure Package, there is no action, suit or proceeding before or by any Governmental Authority or arbitrator, now pending or, to the knowledge of the Issuer or Guarantors, threatened, to which the Issuer, Holdings or any Subsidiary is or may be a party or to which the business, assets or property of the Issuer, Holdings or any Subsidiary is or may be subject that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t) All tax returns required to be filed by the Issuer, Holdings or any Subsidiary have been filed in all jurisdictions where such returns are required to be filed; and all taxes shown on such returns that are due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with GAAP or those currently payable without penalty or interest and except where the failure to make such required filings or payments could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) Neither the Issuer, nor Holdings nor any Subsidiary has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Issuer, Holdings or any

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Subsidiary makes or ever has made a contribution and in which any employee of the Issuer, Holdings or any Subsidiary is or has ever been a participant, except for such liability as could not reasonably be expected to have a Material Adverse Effect.  With respect to such plans, the Issuer, Holdings and each Subsidiary is in compliance with all applicable provisions of ERISA, except for such non-compliance as could not reasonably be expected to have a Material Adverse Effect.

(v) As of the date hereof and as of the Closing Date, immediately prior to and immediately following the consummation of the Transactions, the Issuer and each Guarantor is and will be Solvent.  As used herein, “Solvent” shall mean, for any person on a particular date, that on such date (A) the fair value of the assets of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (B) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (C) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay as such debts and liabilities mature, (D) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute an unreasonably small capital and (E) such person is able to pay its debts as they become due and payable.

(w) The public accountants whose report is included in the General Disclosure Package and Final Offering Circular are independent with respect to the Issuer and Guarantors within the meaning of the Act and the rules of the Public Company Accounting Oversight Board.  The historical financial statements (including the notes thereto) included in the General Disclosure Package and Final Offering Circular present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in stockholder’s equity of the entities to which they relate at the respective dates and for the respective periods indicated.  All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods presented (except as disclosed therein) and in compliance with Regulation S-X (“Regulation S-X”) under the Exchange Act, except that the interim financial statements do not include full footnote disclosure.  The historical information set forth under the captions “Offering Circular Summary — Summary Historical Financial Information” included in the General Disclosure Package and Final Offering Circular and the “Selected Historical Financial

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Information” incorporated therein by reference have been prepared on a basis consistent with that of the audited financial statements of Holdings.  Since the date as of which information is given in the General Disclosure Package, except as set forth or contemplated in the General Disclosure Package, (i) neither the Issuer nor Holdings nor any Subsidiary has (a) incurred any liabilities or obligations, direct or contingent, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (b) entered into any material transaction not in the ordinary course of business, (ii) there has not been any event or development in respect of the business or condition (financial or other) of the Issuer, Holdings or any Subsidiary that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Issuer or Holdings on any of its equity interests and (iv) there has not been any change in the long-term debt of the Issuer, Holdings or any Subsidiary.

(x) [intentionally omitted]

(y) The statistical and market-related data included in the General Disclosure Package and Final Offering Circular, any document incorporated into the Preliminary Offering Circular and Final Offering Circular or any Issuer Free Writing Communication are based on or derived from sources that the Issuer and Guarantors believe to be reliable and accurate in all material respects.  All forward-looking statements included in the General Disclosure Package and Final Offering Circular, except for statistical and market-related data, represent the Issuer’s and Guarantors’ good faith estimates that are made on the basis of data derived from sources they believe to be reliable and accurate in all material respects.  The Issuer has obtained the written consent to the use of such data from such sources to the extent required.

(z) Neither the Issuer, Holdings nor any of the Subsidiary Guarantors is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Issuer is not, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, an “investment company” as defined in the Investment Company Act.

(aa) There are no securities of the Issuer or Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States

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automated interdealer quotation system of the same class, within the meaning of Rule 144A, as the Securities.

(bb) Assuming the accuracy of, and compliance with, the representations, warranties and agreements of the Purchasers in Section 4 of this Agreement and the compliance by the holders of the Offered Securities with the offering and transfer restrictions set forth in the General Disclosure Package and Final Offering Circular, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

(cc) Neither the Issuer, nor the Guarantors, nor any of its or their affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuer makes no representation) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S.  The Issuer, the Guarantors, their respective affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuer makes no representation) have complied and will comply with the offering restrictions requirement of Regulation S.  Neither the Issuer nor any Guarantor has entered and neither the Issuer nor any Guarantor will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(dd) Neither the Issuer, nor Holdings nor any Subsidiary is (i) in violation of its charter, bylaws or other similar constitutive documents, (ii) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which the Issuer, Holding or any Subsidiary is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”), or (iii) in violation

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of any law, statute, rule or regulation or any judgment, order or decree of any domestic or foreign court or other governmental or regulatory authority, agency or other body with jurisdiction over any of them or any of their assets or properties (“Governmental Authority”), except, in the case of clauses (ii) and (iii), for such defaults or violations as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ee) The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration process of the Securities Act.

(ff) Neither the Issuer nor Holdings nor any of its Subsidiaries nor any agent (other than the Initial Purchasers, as to whom the Issuer makes no representation) thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(gg) The Registration Rights Agreement has been duly and validly authorized by the Issuer and the Guarantors and, when duly executed and delivered by the Issuer and Guarantors (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will constitute a valid and legally binding obligation of the Issuer and the Guarantors, enforceable against them in accordance with its terms, except that (i) the enforcement thereof may be limited by the Bankruptcy Exceptions and (ii) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.  The Registration Rights Agreement, when executed and delivered, will conform in all material respects to the description thereof in the General Disclosure Package and in the Final Offering Circular.

(hh) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Issuer that it is considering imposing) any condition (financial or otherwise) on the Issuer’s retaining any rating assigned to the Issuer, any securities of the Issuer or (ii) has indicated to the Issuer that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any change in the outlook for any rating of the Issuer or any securities of the Issuer.

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(ii) The Issuer and Holdings maintain disclosure controls and procedures (as defined as Rule 13a-15(e) of the Exchange Act) designed to ensure that information required to be disclosed by Holdings in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder.  Holdings has carried out and will carry out evaluations, under the supervision and with the participation of the management of Holdings and the Issuer, of the effectiveness of the design and operation of the Issuer’s disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act.

(jj) The Issuer, Holdings and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance in all material respects that:  (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of their financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for their assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Issuer is not aware of any material weaknesses in its or its subsidiaries’ internal controls.

(kk) Each of the Security Documents has been duly authorized by each of the Issuer and each of the Guarantors party thereto and on the Closing Date will be duly executed and delivered by each of the Issuer and each of the Guarantors party thereto and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Issuer and each of the Guarantors party thereto enforceable against each of the Issuer and each of the Guarantors party thereto in accordance with its terms, subject to the Bankruptcy Exceptions.

(ll) As of the Closing Date, the Security Documents will represent all of the collateral and guarantee agreements, security agreements and other similar agreements necessary to grant to the holders of the Offered Securities a valid first-priority lien on the Notes Collateral and a valid second-priority lien on the Bank Collateral subject only to the liens or encumbrances permitted under the Indenture on the Collateral, except the deposit account control agreements, security account control agreements and mortgages.

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(mm) The Security Documents, when duly executed and delivered, will create valid and (when all required filings and recordings with respect to, and deliveries of, Collateral have been made as described in the Security Documents) perfected security interests in the Collateral (subject to the exceptions contemplated or permitted by the Indenture and the Security Documents).

(nn) On and as of the Closing Date:

(i) Upon delivery to the Notes Collateral Agent or the Bank Collateral Agent of the certificates or instruments representing or evidencing the Pledged Collateral (as defined in the Collateral Agreement) in accordance with the Credit Agreement and the Collateral Agreement (or in the case of certificates or instruments representing or evidencing Collateral which are then in the possession of the Notes Collateral Agent or the Bank Collateral Agent, upon the execution and delivery of the Intercreditor Agreement) and, in the case of Collateral not constituting certificated securities or instruments, the filing of Uniform Commercial Code (“UCC”) financing statements in the appropriate filing office, the Notes Collateral Agent will obtain a valid and perfected first-priority lien in the Notes Collateral and a valid and perfected second-priority lien in the Bank Collateral, subject only to the liens or encumbrances permitted under the Indenture and the Security Documents upon and security interest in all right, title and interest of the applicable pledgor in such other Pledged Collateral as security for the payment and performance of the Obligations (as defined in the Collateral Agreement) to the extent that a security interest in such Collateral may be perfected by such filings.

(ii) Upon filing by the Notes Collateral Agent of (A) UCC financing statements, (B) any filings required with the United States Patent and Trademark Office and (C) any filings required with the United States Copyright Office, the security interests granted pursuant to the Collateral Agreement will constitute valid, perfected security interests subject only to the liens or encumbrances permitted under the Indenture and the Security Documents on such Collateral described therein for the ratable benefit of the Secured Parties to the extent that a security interest in such Collateral may be perfected by such filings.

(oo) In connection with the May 23, 2008, amendment of the Issuer’s Fifth Amended and Restated Credit Agreement, dated

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April 5, 2007, affiliates of CI Capital Partners LLC made (i) an $18 million cash investment in Ply Gem Prime Holdings Inc., an indirect parent of the Issuer (“Prime Holdings”) and received 14,518 shares of Prime Holdings’ common stock and 210,482 shares of Prime Holdings’ Class A common stock and (ii) a $12 million cash investment in Ply Gem Investment Holdings Inc., an indirect parent of the Issuer (“Investment Holdings”), and received 12,000 shares of senior preferred stock. Prime Holdings and Investment Holdings then made an aggregate $30 million capital contribution to Holdings, which in turn contributed such amount to the capital of the Issuer on May 23, 2008.

Each certificate signed by any officer of the Issuer or any Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Issuer and Guarantors to the Initial Purchasers as to the matters covered by such certificate.

The Issuer and Guarantors acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 7 of this Agreement, counsel to the Issuer and Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Issuer and Guarantors hereby consent to such reliance.

3. Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuer agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Issuer, at a purchase price of 96.822% of the principal amount thereof plus accrued interest, if any, from June 2, 2008 to the Closing Date, the principal amount of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

The Issuer will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global Securities in registered form without interest coupons (the “Regulation S Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC.  The Issuer will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the “144A Securities”) in the form of one permanent global security in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC.  The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers.  The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Circular.  Interests in any

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permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Final Offering Circular.

Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account of the Issuer or an account as the Issuer may direct at a bank acceptable to Purchasers, at the office of Paul, Weiss, Rifkind, Wharton & Garrison LLP at 9:00 a.m. (New York time) on June 9, 2008, or at such other time not later than seven full business days thereafter as Initial Purchasers and the Issuer determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities and (ii) the Restricted Global Securities representing all of the 144A Securities.  The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the office of Paul, Weiss, Rifkind, Wharton & Garrison LLP at least 24 hours prior to the Closing Date.

4. Representations by Initial Purchasers; Resale by Initial Purchasers.

(a) Each Initial Purchaser severally represents and warrants to the Issuer that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b) Each Initial Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act.  Each Initial Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or Rule 144A under the Securities Act.  Accordingly, neither such Initial Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Initial Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S and Rule 144A.  Each Initial Purchaser severally represents and agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Initial Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

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“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act.  Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c) Each Initial Purchaser severally represents and agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Initial Purchasers or affiliates of the other Initial Purchasers or with the prior written consent of the Issuer and the Guarantors.

(d) Each Initial Purchaser severally represents and agrees that it and each of its affiliates will not offer or sell the Offered Securities by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.  Each Initial Purchaser severally represents and agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e) Each Initial Purchaser severally represents and agrees that (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of its business; (ii) it has not offered or sold and prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Offered Securities would

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otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”); and (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Issuer or the Guarantors; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

5. Certain Agreements of the Issuer and each Guarantor.  The Issuer and each Guarantor agree with the several Initial Purchasers that:

(a) The Issuer and the Guarantors will advise Credit Suisse promptly of any proposal to amend or supplement the Preliminary or Final Offering Circular and will not effect such amendment or supplementation without Credit Suisse’s consent, which consent shall not be unreasonably withheld.  If, at any time prior to the completion of the resale of the Offered Securities by the Initial Purchasers, any event occurs as a result of which any document included in the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or if it is necessary at any time to amend or supplement the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material to comply with any applicable law, the Issuer and the Guarantors will promptly notify Credit Suisse of such event and will promptly prepare, at their own expense, an amendment or supplement which will correct such statement or omission.  Neither Credit Suisse’s consent to, nor the Initial Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.  The second sentence of this subsection does not apply to statements in or omissions from any document in the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material made in reliance upon and in conformity with written information furnished to the Issuer by Initial Purchasers specifically for use therein, it being understood and agreed that the only such information is that described in Section 8(b) hereof.

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(b) The Issuer and the Guarantors will furnish to the Initial Purchasers copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as Credit Suisse reasonably requests.  At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer and the Guarantors will promptly furnish or cause to be furnished to Credit Suisse (and, upon request, to each of the other Initial Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to the extent necessary to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities.  The Issuer will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

(c) The Issuer and the Guarantors will use their commercially reasonable efforts, in cooperation with the Initial Purchasers, to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such states in the United States as Credit Suisse reasonably designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Initial Purchasers, provided that the Issuer will not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation in any such state.

(d) [intentionally omitted]

(e) During the period of one year after the Closing Date, the Issuer will, upon request, furnish to Initial Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(f) During the period of one year after the Closing Date, the Issuer will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them, unless (i) such Offered Securities are sold pursuant to a registration statement which is effective under the Securities Act or (ii) such Offered Securities are sold accompanied by an opinion of counsel that the buyer of such Offered Securities is acquiring freely tradable securities.

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(g) During the period of one year after the Closing Date, the Issuer will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h) The Issuer and the Guarantors will pay all expenses incidental to the performance of their respective obligations under this Agreement, the Purchase Agreement Counterparts, the Indenture, the Supplemental Indenture and the Registration Rights Agreement including (i) the fees and expenses of the Trustee, and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and, as applicable, the Exchange Securities; (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market (“PORTAL”) of The NASDAQ Stock Market, Inc. and any expenses incidental thereto; (iv) the cost of any advertising approved by the Issuer in connection with the issue of the Offered Securities; (v) any reasonable expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions as Initial Purchasers designate and the printing of memoranda relating thereto; (vi) any fees charged by investment rating agencies for the rating of the Offered Securities; and (vii) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Initial Purchasers.

(i) In connection with the offering, until the Initial Purchasers shall have notified the Issuer of the completion of the resale of the Offered Securities, neither the Issuer nor the Guarantors, nor any of their affiliates has or will (other than the Initial Purchasers or their affiliates as to which the Issuer makes no agreement) either alone or with one or more other persons, bid for or purchase for any account in which they or any of their affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither they nor

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any of their affiliates (other than the Initial Purchasers or their affiliates as to which the Issuer makes no agreement) will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(j) For a period of 90 days after the date of this Agreement, the Issuer will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, without the written consent of the Representatives, any United States dollar-denominated debt securities (which does not include borrowings under the New Credit Facility or evidence of such borrowings or the Exchange Securities) issued or guaranteed by the Issuer and having a maturity of more than one year from the date of issue.  The Issuer will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offer and sale of the Offered Securities.

(k) The Issuer will use its commercially reasonable efforts to cause the Offered Securities to become qualified for trading in PORTAL.

6. Free Writing Communications.  (a)  The Issuer and each Guarantor each represents and agrees that, unless it obtains the prior consent of the Initial Purchasers, and each Initial Purchaser represents and agrees with the Issuer that, unless it obtains the prior consent of the Issuer and Credit Suisse, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Communications included in Schedule C and the Supplemental Marketing Material included in Schedule D to this Agreement.

(b) The Issuer consents to the use by any Initial Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in the Terms Communication or is included in or is subsequently included in the Final Offering Circular or (ii) does not contain any material information about the Issuer or any Guarantor or their securities that was provided by or on behalf of the Issuer or any Guarantor, it being understood and agreed that any such Free Writing Communication referred to in clause (i) or (ii) shall not be Issuer Free Writing Communication for purposes of this Agreement.

7. Conditions of the Obligations of the Initial Purchasers.  The obligation of the several Initial Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Issuer and the Guarantors herein as of the date hereof and as of the Closing Date, to the accuracy of the

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statements of officers of the Issuer and Guarantors made pursuant to the provisions hereof, to the performance by the Issuer and the Guarantors of their obligations hereunder in all material respects and to the following additional conditions precedent:

(a) The Representatives, on behalf of the Initial Purchasers, shall have received a customary “comfort letter”, dated the date of this Agreement, of KPMG LLP, in form and substance reasonably satisfactory to the Initial Purchasers concerning certain financial information with respect to Holdings and its subsidiaries set forth in the General Disclosure Package.

(b) No stop order suspending the qualification or exemption from qualification of the Offered Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of Holdings and its subsidiaries taken as one enterprise which, in the reasonable judgment of the Initial Purchasers, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Issuer or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Issuer or any of its subsidiaries has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of a majority in interest of the Initial Purchasers including Credit Suisse, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities, payment or clearance services in the United States; or (vii) any attack on, outbreak or escalation of

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hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of a majority in interest of the Initial Purchasers including Credit Suisse, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(d) The Initial Purchasers shall have received opinions, dated the Closing Date, of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Issuer, in substantially the form attached hereto as Exhibit A and reasonably acceptable to the Initial Purchasers.

(e) The Initial Purchasers shall have received an opinion, dated the Closing Date from Lathrop & Gage L.C., Missouri counsel for the Issuer in the form of Exhibit B hereto and reasonably acceptable to the Initial Purchasers.

(f) The Initial Purchasers shall have received an opinion, dated the Closing Date from Marshall & Melhorn LLC, Ohio counsel for the Issuer in the form of Exhibit C hereto and reasonably acceptable to the Initial Purchasers.

(g) The Initial Purchasers shall have received an opinion, dated the Closing Date from Adams & Reese LLP, Texas counsel for the Issuer in the form of Exhibit D hereto and reasonably acceptable to the Initial Purchasers.

(h) The Initial Purchasers shall have received a certificate, dated the Closing Date, signed by the chief executive officer and the chief financial officer of the Issuer, certifying all information for the years 2003 and 2004 in Item 6. Selected Financial Data of the annual report on Form 10-K for the fiscal year ended 2007 for Holdings.

(i) The Initial Purchasers shall have received from Cravath, Swaine & Moore LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Issuer, the validity of the Offered Securities, the Final Offering Circular and the General Disclosure Package, the exemption from registration for the offer and sale of the Offered Securities by the Issuer to the Initial Purchasers and the resales by the Initial Purchasers as contemplated hereby and other related matters as Initial Purchasers may require, and the Issuer shall have

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furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(j) The Initial Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Issuer and each Guarantor in which such officers, to the best of their knowledge and after reasonable investigation, shall state on behalf of the Issuer and the Guarantors that the representations and warranties of the Issuer and the Guarantors in this Agreement are true and correct, that the Issuer and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Issuer and its subsidiaries taken as a whole except as set forth in or contemplated by the General Disclosure Package or as described in such certificate.

(k) The Initial Purchasers shall have received a letter, dated the Closing Date, of KPMG which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection and except it shall refer to financial information with respect to Holdings and its subsidiaries in the Final Offering Circular.

(l) The Issuer and the Guarantors shall have executed and delivered the Registration Rights Agreement and the Indenture.

(m) The Initial Purchasers shall have been furnished with wiring instructions for the application of the proceeds of the Offered Securities in accordance with this Agreement and such other information as they may reasonably request.

(n) The Offered Securities shall be eligible for trading in PORTAL upon issuance.  All agreements set forth in the blanket representation letter of the Issuer to DTC relating to the approval of the Offered Securities by DTC for “book-entry” transfer shall have been complied with.

(o) On or prior to the Closing Date, the Credit Agreement, the Collateral Agreement, the Intercreditor Agreement and the other Security Documents shall have been entered into by the parties thereto, and the Notes Collateral Agent and the Initial Purchasers

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shall have received a copy of each of the duly executed Security Documents and the Credit Agreement.

(p) On or prior to the Closing Date, all documents and instruments, including UCC financing statements, required by law or reasonably requested by the Notes Collateral Agent to be filed, registered or recorded to create liens intended to be created by the Indenture and the Security Documents and perfect such liens to the extent required by, and with the priority required by, the Collateral Agreement and the Intercreditor Agreement, shall have been filed, registered or recorded or delivered to the Notes Collateral Agent.

(q) All filing fees, taxes and other amounts payable in connection with filings, recordings, registrations and other actions referred to in Section 7(p) shall have been paid or payment by the Issuer provided for to the reasonable satisfaction of the Notes Collateral Agent.

(r) On or prior to the Closing Date, the Initial Purchasers shall have received the results of lien searches, conducted by the lien search service previously identified to counsel for the Representatives or another search service reasonably satisfactory to the Representatives, and the Representatives shall be satisfied that no material liens are outstanding on the property or assets of the Issuer and the Guarantors, other than any such liens (i) which are permitted under the Indenture or (ii) as to which the Representatives have received documentation reasonably satisfactory to it evidencing the termination of such liens.

(s) On or prior to the Closing Date, the Initial Purchasers shall have received a completed certificate in the form attached to the Collateral Agreement (the “Perfection Certificate”) to be dated as of the Closing Date, executed by an executive officer of the Issuer, together with all attachments contemplated thereby, which shall be correct and complete as of the Closing Date.

The Issuer will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Initial Purchasers reasonably request.  Credit Suisse may in its sole discretion waive on behalf of the Initial Purchasers compliance with any conditions to the obligations of the Initial Purchasers hereunder.

8. Indemnification and Contribution.  (a)  The Issuer and the Guarantors, jointly and severally, will indemnify and hold harmless each Initial Purchaser, its partners, directors, members and officers, affiliates and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become

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subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication (including without limitation, any Supplemental Marketing Material), or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Issuer’s or Guarantors’ failure to perform their obligations under Section 5(a) of this Agreement, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer by any Initial Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Each Initial Purchaser will severally and not jointly indemnify and hold harmless each of the Issuer and the Guarantors, their respective directors and officers and each person, if any, who controls the Issuer or such Guarantor within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented or any Issuer Free Writing Communication, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Initial Purchaser through Credit Suisse specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following information in the Preliminary and Final Offering Circular: paragraph three, and the third and fourth sentences of paragraph eight under the caption “Plan of Distribution”; provided, however, that the Initial Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Issuer’s failure to perform its obligations under Section 5(a) of this Agreement.

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(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except to the extent that it has been materially prejudiced by such failure.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to any admission of fault, culpability or failure to act by or on behalf of any indemnified party.  No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent.

(d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by the Initial Purchasers from the Issuer under this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantors or the Initial Purchasers and the

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parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The Initial Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.  The Issuer, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

(e) The obligations of the Issuer and the Guarantors under this Section 8 shall be in addition to any liability which the Issuer and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Initial Purchasers under this Section 8 shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuer or such Guarantor within the meaning of the Securities Act or the Exchange Act.

9. Default of Initial Purchasers.  If any Initial Purchaser or Initial Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount number of Offered Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase does not exceed 10% of the total principal number of Offered Securities, Credit Suisse may make arrangements satisfactory to the Issuer for the purchase of such Offered Securities by other persons, including any of the Initial Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Initial Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Initial Purchasers agreed but failed to purchase.  If any Initial Purchaser or Initial Purchasers so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Initial Purchasers are obligated to purchase on such Closing Date and arrangements satisfactory to Credit Suisse and the Issuer for the purchase of such  Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser or the Issuer, except as provided in Section 10.  As used in this Agreement, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section.  Nothing herein will relieve a defaulting Initial Purchaser from liability for its default.

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10. Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Issuer and the Guarantors and their respective officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the Issuer, the Guarantors, or any of the representatives, officers or directors or any controlling person of the Issuer or Guarantors, and will survive delivery of and payment for the Offered Securities.  If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Initial Purchasers is not consummated, the Issuer and the Guarantors shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Issuer and the Guarantors and the Initial Purchasers pursuant to Section 8 shall remain in effect.  If the purchase of the Offered Securities by the Initial Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 7(c), the Issuer will reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.

11. Notices.  All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered or telecopied and confirmed in writing to c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629 (fax number:  (212) 538-8246), Attention:  LCD-IBD, with a copy for information purposes only to Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 (fax number: 212-474-3700), Attention: William J. Whelan, III, Esq.; or, if sent to the Issuer, will be mailed, delivered or telegraphed and confirmed to it at Ply Gem Industries, Inc., 5020 Weston Parkway, Suite 400, Cary, NC 27513, Attention: Shawn Poe, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019, Attention:  John C. Kennedy.

12. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuer as if such holders were parties hereto.

13. Representation of Initial Purchasers.  You will act for the several Initial Purchasers in connection with this purchase, and any action under this Agreement taken by you will be binding upon all the Initial Purchasers.

14. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

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15. Absence of Fiduciary Relationship.  The Issuer acknowledges and agrees that:

(a) the Initial Purchasers have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Issuer and the Initial Purchasers has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary or Final Offering Circular, irrespective of whether the Initial Purchasers have advised or is advising the Issuer on other matters;

(b) the purchase price of the Offered Securities set forth in this Agreement was established by the Issuer following discussions and arm’s-length negotiations with the Initial Purchasers and the Issuer is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Issuer has been advised that the Initial Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuer and that the Initial Purchasers have no obligation to disclose such interests and transactions to Issuer by virtue of any fiduciary, advisory or agency relationship; and

(d) the Issuer waives, to the fullest extent permitted by law, any claims it may have against the Initial Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Initial Purchasers shall have no liability (whether direct or indirect) to the Issuer in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Issuer, including stockholders, employees or creditors of the Issuer.

16. Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

The Issuer and the Initial Purchasers hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers, the Guarantors and the Issuer in accordance with its terms.

Very truly yours,

PLY GEM INDUSTRIES, INC.
By

Name:
Title:

PLY GEM HOLDINGS, INC.
By

Name:
Title:

CWD WINDOWS AND DOORS, INC.
GREAT LAKES WINDOW, INC.
KROY BUILDING PRODUCTS, INC.
NAPCO, INC.
VARIFORM, INC.
MWM HOLDING, INC.
MW MANUFACTURERS INC.
AWC HOLDING COMPANY
ALENCO HOLDING CORPORATION
AWC ARIZONA, INC.
ALENCO INTERESTS, L.L.C.
ALENCO EXTRUSION
MANAGEMENT, L.L.C.
ALENCO BUILDING PRODUCTS MANAGEMENT, L.L.C.
ALENCO TRANS, INC.
GLAZING INDUSTRIES MANAGEMENT, L.L.C.
NEW ALENCO EXTRUSTION, LTD.
NEW ALENCO WINDOW, LTD.
NEW GLAZING INDUSTRIES, LTD.
ALENCO EXTRUSION GA, L.L.C.
ALUMINUM SCRAP RECYCLE, L.L.C.
ALENCO WINDOW GA, L.L.C.
ALCOA HOME EXTERIORS, INC.
PLY GEM PACIFIC WINDOWS CORPORATION

By

Name:
Title:

The foregoing Purchase Agreement is hereby confirmed
and accepted as of the date first
above written.

CREDIT SUISSE SECURITIES (USA) LLC
UBS SECURITIES LLC
J.P. MORGAN SECURITIES INC.
GOLDMAN, SACHS & CO.

By: CREDIT SUISSE SECURITIES (USA) LLC

By: _____________________________________

Name:
Title:

By:  UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

as Representatives of the several Initial Purchasers.

SCHEDULE A

Initial Purchaser	Principal Amount Offered Securities
Credit Suisse Securities (USA) LLC	$315,000,000
UBS Securities LLC	$210,000,000
J.P. Morgan Securities Inc.	$105,000,000
Goldman, Sachs & Co.	$ 70,000,000
Total	$700,000,000

SCHEDULE B

Subsidiary Guarantors
Great Lakes Window, Inc.
Kroy Building Products, Inc.
Napco, Inc.
Variform, Inc.
MWM Holding, Inc.
MW Manufacturers Inc.
AWC Holding Company
Alenco Holding Corporation
AWC Arizona, Inc.
Alenco Interests, L.L.C.
Alenco Extrusion Management, L.L.C.
Alenco Building Products Management, L.L.C.
Alenco Trans, Inc.
Glazing Industries Management, L.L.C.
New Alenco Extrusion, Ltd.
New Alenco Window, Ltd.
New Glazing Industries, Ltd.
Alenco Extrusion GA, L.L.C.
Aluminum Scrap Recycle, L.L.C.
Alenco Window GA, L.L.C.
Alcoa Home Exteriors, Inc.
Ply Gem Pacific Windows Corporation

SCHEDULE C

1.   Terms Communication attached hereto as Exhibit C-1.

EXHIBIT C-1

[See following page.]

SCHEDULE D

SUPPLEMENTAL MARKETING MATERIAL

•	Electronic Bloomberg roadshow slides and accompanying audio recording.

SCHEDULE E

LIST OF SUBSIDIARIES

Parent	Subsidiary	Jurisdiction
Alenco Holding Corporation	Alenco Building Products Management, L.L.C.	Delaware
Alenco Holding Corporation	Alenco Extrusion Management, L.L.C.	Delaware
Alenco Holding Corporation	Alenco Interests, L.L.C.	Delaware
Alenco Holding Corporation	Alenco Trans, Inc.	Delaware
Alenco Holding Corporation	AWC Arizona, Inc.	Delaware
Alenco Holding Corporation	Glazing Industries Management, L.L.C.	Delaware
Alenco Interests, L.L.C. (95%); Alenco Building Products Management, L.L.C. (5% - GP)	New Alenco Window, Ltd.	Texas
Alenco Interests, L.L.C. (95%); Alenco Extrusion Management, L.L.C. (5% - GP)	New Alenco Extrusion, Ltd.	Texas
Alenco Interests, L.L.C. (95%); Glazing Industries Management, L.L.C. (5% - GP)	New Glazing Industries, Ltd.	Texas
AWC Holding Company	Alenco Holding Corporation	Delaware
MWM Holding, Inc.	MW Manufacturers Inc.	Delaware
New Alenco Extrusion, Ltd.	Alenco Extrusion GA, L.L.C.	Delaware
New Alenco Extrusion, Ltd.	Aluminum Scrap Recycle, L.L.C.	Delaware
New Alenco Window, Ltd.	Alenco Window GA, L.L.C.	Delaware
Ply Gem Industries, Inc.	Alcoa Home Exteriors, Inc.	Ohio
Ply Gem Industries, Inc.	AWC Holding Company	Delaware
Ply Gem Industries, Inc.	CWD Windows and Doors, Inc.	Canada
Ply Gem Industries, Inc.	Great Lakes Window, Inc.	Ohio
Ply Gem Industries, Inc.	Kroy Building Products, Inc.	Delaware
Ply Gem Industries, Inc.	MWM Holding, Inc.	Delaware
Ply Gem Industries, Inc.	Napco, Inc.	Delaware
Ply Gem Industries, Inc.	Ply Gem Pacific Windows Corporation	Delaware
Ply Gem Industries, Inc.	Variform, Inc.	Missouri

EXHIBIT A

FORM OF PAUL, WEISS, RIFKIND,

WHARTON & GARRISON LLP OPINION

[See following page.]

EXHIBIT B

FORM OF MISSOURI OPINION

Suite 2800
2345 Grand Boulevard
Kansas City, Missouri 64108-2612
www.lathropgage.com	(816) 292-2000, FAX (816) 292-2001

June __, 2008

Credit Suisse Securities (USA) LLC
UBS Securities LLC
   As Representatives of the several Initial Purchasers
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010-3629

Re:	Ply Gem Industries, Inc. $700,000,000 __% Senior Notes due 2013

Ladies and Gentlemen:

We have acted as special counsel in the State of Missouri to Variform, Inc., a Missouri corporation (the “Company”), in connection with the issuance and sale of $700,000,000 aggregate principal amount of __% Senior Secured Notes due 2013 (the “Notes”) of Ply Gem Industries, Inc. (the “Issuer”).  The Company has requested us to deliver this opinion pursuant to Section 7(e) of the Purchase Agreement dated as of June __, 2008, among the Issuer, the Guarantors named therein and the Initial Purchasers named therein (the “Purchase Agreement”).

Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Purchase Agreement.

As such counsel, we have examined, among other things, originals or copies of the following:

(1) the final Offering Circular, dated June [3], 2008, relating to the sale of the Notes (the “Offering Circular”);

(2) the executed Indenture, dated as of June [10], 2008 (the “Indenture”), among the Issuer, the Guarantors and [            ], as Trustee (the “Trustee”) relating to the Notes and the Guarantees (as defined in the Indenture);

(3) the executed global notes evidencing the Notes;

(4) the executed Purchase Agreement;

(5) the Guarantee of the Notes executed by the Company (the “Guarantee”);

(6) the executed Registration Rights Agreement, dated as of June [10], 2008, among the Issuer, the Guarantors and the Initial Purchasers (the “Registration Rights Agreement”);

(7) the executed Collateral Agreement, dated as of June [10], 2008 (the “Collateral Agreement”), among the Issuer, the Guarantors and [            ], as collateral agent (the “Notes Collateral Agent”);

(8) the executed Intercreditor Agreement, dated as of June [10], 2008 among the Issuer, the Guarantors, the Bank Collateral Agent, the Trustee and the Notes Collateral Agent (the “Intercreditor Agreement”);

(9) the executed Intellectual Property Collateral Agreement (as defined in the Collateral Agreement);

(10) the financing statements attached hereto on Schedule I (the “Financing Statements”); and

(11) such other records, agreements, certificates and documents that we have deemed relevant and necessary as a basis for the opinions expressed herein.

The agreements and documents referred to in clauses (2) through (8) above are referred to herein collectively as the “Documents”.

As to matters of fact, we have relied upon representations of officers of the Company, including but not limited to those set forth in the Certificate of the Secretary of even date herewith, and upon certain certificates of public officials.  We have also received a certificate of the Missouri Secretary of State regarding the good standing of the Company in the State of Missouri.  As to matters of law, we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Missouri.

We have assumed due authorization and execution of the Documents and the other agreements and documents referred to in this opinion by all parties thereto other than the Company and the delivery and enforceability of the Documents and such other agreements and documents against all parties thereto. We have also assumed the correctness of all statements of fact contained in all agreements, certificates and other documents examined by us; the correctness of all statements of fact made in response to our inquiries by officers and other representatives of the Company and by public officials; the legal capacity of all natural persons; the genuineness of all signatures on all agreements and other documents examined by us; the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.  We have also assumed that the Company has rights in the Collateral (as defined in the Collateral Agreement) in which the Company has granted a security interest in the Collateral Agreement (the “Company Collateral”), and that none of the Company Collateral is described in Section 9-501(a)(1) of the Uniform Commercial Code as enacted in the State of Missouri (the “Missouri UCC”).

References herein to our “Actual Knowledge,” and other references herein of similar import, refer to the present, conscious and actual knowledge of lawyers in this firm currently engaged in the provision of services to the Company, and do not imply that we have conducted a general review of our files or other factual investigation (beyond the examination of the documents described above) relating to the Company or that any other lawyers in this firm have been consulted with respect to their knowledge regarding any matter referred to herein.

Based upon, and subject to, the foregoing, we are of the opinion that:

The Company is validly existing as a corporation and in good standing under the laws of the State of Missouri.

The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Documents to which it is a party and to own and hold its properties and conduct its business as described in the Offering Circular.

Each of the Documents to which it is a party has been duly authorized, executed and delivered by the Company.

The Company has duly authorized the Guarantee.

The Company has duly authorized its guarantee of the Exchange Notes.

The issuance of the Guarantee by the Company, the compliance by the Company with all of the provisions of each of the Documents to which it is a party, the execution and delivery by the Company of each of the Documents to which it is a party and the performance of its obligations thereunder will not result in a violation of the articles of incorporation, as amended, or by-laws, as amended, of the Company, as certified by the Company as in effect on the date of this opinion or any Missouri statute, rule or regulation binding on the Company or any judgment, order or decree of any Missouri court or regulatory authority that names the Company and is specifically applicable to the Company or its assets or properties and of which we have Actual Knowledge.

No consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any Missouri governmental authority or regulatory body is required in connection with the execution, delivery and consummation by the Company of the Documents to which it is a party.

The Collateral Agreement is effective to create, in favor of the Notes Collateral Agent, for the benefit of the Secured Parties, a valid security interest under the Missouri UCC in that portion of the Company Collateral in which a security interest can be created under Article 9 of the Missouri UCC.

The Financing Statements are in proper form for filing in the State of Missouri. Upon the proper filing of the Financing Statements with the Secretary of the State of Missouri and assuming that a termination statement has not been filed with respect to the Financing Statements and that the security interest has not otherwise been released as to any of the Company

Collateral, the security interest granted in that portion of the Company Collateral, in which a security interest may be perfected by the filing of a financing statement with the office of the Missouri Secretary of State under the Missouri UCC, will be perfected.

(x)           The choice of [New York] law to govern the Documents that select the laws of the State of [New York] as the governing law thereof, except as otherwise required by mandatory choice of law rules of the UCC and except to the extent that remedies provided by the laws of any jurisdiction other than the State of [New York] are governed by the laws of such jurisdiction, would be a valid and effective choice of law under the laws of the State, and adherence to existing judicial precedents would lead a Missouri state court or federal court sitting in the State that applies Missouri law to give effect to such choice of law to govern the parties’ contractual obligations.  The only exceptions would be if such a court, pursuant to the principles set forth in Section 187 of the Restatement (Second) of Conflict of Laws, determines either (i) that the State of [New York] has no substantial relationship to the parties or the transaction or there is not otherwise a reasonable basis for the parties’ choice, or (ii) that the application of [New York] law is contrary to a fundamental policy of a state that has an interest with respect to the particular issue being considered that is materially greater than the interest therein of the State of [New York].  In addition, such a court might apply the law of the State if the issue in controversy had never been determined in [New York].  If such a court took the approach of Section 1-105(1) of the UCC, the choice of law provision in the Documents would be enforceable, except for certain limited exceptions, unless the State of [New York] does not bear a “reasonable relation” to the transaction (although no reported decision by a Missouri court describes what constitutes a “reasonable relation” under Section 1-105(1) of the Missouri UCC).   The foregoing assumes  that the choice of [New York] law to govern the Documents was bona fide and devoid of fraud.

The opinions set forth above are subject to the following qualifications:

A.           In the event of foreclosure under the Security Agreement, the rights, titles and interests of any purchaser will be subject to statutory and equitable redemption rights.

B.           We have made no examination of the title to the Company Collateral or any other property of the Company (collectively, the "Property"), and we express no opinion (i) as to the Company's title to and rights in the Property and (ii) as to whether the description of the Property included in the Security Agreement or the Financing Statement is accurate and complete.

C.           We express no opinion with respect to any environmental laws, rules, or regulations, or any laws or regulations governing the sale or issuance of securities.

D.           For purposes of the opinions furnished herein, we have assumed the validity, binding effect and enforceability of the Guarantee, the sufficiency of the Guarantee to support and render enforceable the incidental obligations of the Company for the payment of money under the Documents other than the Guarantee and the corporate power of the Company to enter into and perform its obligations under the Guarantee.

This opinion letter is being furnished to the Representatives and Initial Purchasers for their use and the use of their respective counsel and each of their permitted successors and assigns in connection with the transactions contemplated by the Documents.  No other use or distribution of this opinion may be made without our prior written consent.

The opinions set forth in this letter are effective as of the date hereof.  We express no opinions other than as herein expressly set forth, and no expansion of our opinions may be made by implication or otherwise.  We do not undertake to advise you of any matter within the scope of this letter which comes to our attention after the delivery of this letter and disclaim any responsibility to advise you of future changes in law or fact which may affect the above opinions.  This letter is solely for your and the Initial Purchasers’ use in the transactions contemplated by the Documents and is not to be relied upon by any other person or quoted from in whole or in part without the express written consent of this firm.

Very truly yours,

EXHIBIT C

FORM OF OHIO OPINION

June ___, 2008

Credit Suisse Securities (USA) LLC
UBS Securities LLC
J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010-3629

Re:           Ply Gem Industries, Inc. – $700,000,000 Senior Secured Notes Due 2013 (the “Notes”)

Ladies and Gentlemen:

We have acted as special counsel in the State of Ohio (the “State”) to Great Lakes Window, Inc., an Ohio corporation (the “Company”), in connection with the execution and delivery by the Company as a “Guarantor” of, and the consummation of the transactions contemplated by, the Purchase Agreement dated June ____, 2008 (the “Purchase Agreement”) among Ply Gem Industries, Inc., a Delaware corporation (the “Issuer”), each of the Guarantors named in the Purchase Agreement (the “Guarantors”) and the Initial Purchasers named in the Purchase Agreement (the “Initial Purchasers”) for the sole purpose of rendering certain opinions relative to laws of the State with regard to Company and, in particular, with regard to certain of the “Operative Documents” (as defined in the Purchase Agreement), and the “Security Documents”(as defined in the Purchase Agreement and together with the Operative Documents, the “Documents”).

Initial capitalized terms not otherwise defined herein, unless the context clearly requires a different meaning, shall have the meaning ascribed to such terms in the Purchase Agreement.

In addition to the Documents, in rendering our opinions we have reviewed and relied upon: (x) the financing statements attached hereto on Schedule I (the “Financing Statements”);  (y) the certificate of the Secretary of the Company as attached hereto as Exhibit “A” (the “Officer Certificate”) with regard to the matters certified therein, inclusive of the articles of incorporation, as amended, of the Company (the “Articles”), the bylaws, as amended, of the Company (the “Bylaws”), each as attached to the Officer Certificate (collectively, the Articles and Bylaws, the “Organizational Documents”), and the relevant resolutions of the Board of Directors of the Company as attached to the Officer Certificate; and (z) such other certificates, documents, and records as we have deemed relevant to our opinions and the factual assumptions underlying the legal conclusions set forth herein.

Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness as indicated by the use of the words “to our knowledge” or “known to us,” we are referring to the actual, present knowledge of the particular Marshall & Melhorn, LLC attorneys who have represented the Company and are indicating that during the course of such representation no information has come to the attention of such attorneys which would give such attorneys current actual knowledge of the existence of the facts so qualified. The term “knowledge” further does not confirm nor is it intended to imply that the lawyers drafting this opinion letter have made inquiry of one or more representatives of the Company.  Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court file or indices) and no inference as to our knowledge concerning any facts should be drawn as a result of the limited purpose of rendering this opinion letter.  As such, we have not been requested nor have we reviewed any agreement or other instrument to which the Company is a party or by which any of the Company’s properties or assets are bound except as expressly referenced herein
.

I.  ASSUMPTIONS

The opinions rendered in this letter are based upon the following assumptions, together with such additional assumptions and qualifications as may be more specifically set forth in other sections of this letter (collectively, “Assumptions”).

1.	The negotiation, execution, delivery and performance of the Documents were and will be free from any fraud, misrepresentation, duress or criminal activity on the part of any party.

2.
All signatures on all original documents are genuine and authentic.  All documents that were submitted to us as originals are authentic, true, accurate and complete.  All documents that were submitted to us as certified or photographic copies conform to the original documents, which are themselves authentic, true, accurate and complete.

3.
All certificates and other statements, documents and records reviewed by us are accurate and complete, and all representations, warranties, schedules and exhibits contained in the Documents, with respect to the factual matters set forth therein, are accurate and complete.

4.	The Initial Purchasers do not have actual knowledge that any of the factual assumptions or opinions contained herein are incorrect.

5.	All documents have been duly authorized, executed and delivered by all parties (other than the Company) and are enforceable against them in accordance with their respective terms.

6.	Each natural person executing any of the Documents is legally competent to do so, and all signatures of the parties on the Documents are genuine.

7.
There are no other  agreements or understandings between or among Company, the Guarantors or the Initial Purchasers that would expand, modify or otherwise affect the terms of the Documents or the respective rights or obligations of the parties thereunder and that the Documents correctly and completely set forth the complete understanding of all parties thereto;

8.	Each of the Documents has been executed and delivered in the form reviewed by us.

II.  OPINIONS

Subject to the foregoing Assumptions and the Limitations set forth below, it is our opinion that:

1.
The Company (a) is an Ohio corporation, duly organized and validly existing and in good standing under the laws of the State, (b) has all requisite corporate or other power and authority to own its property and carry on its business in the State as now being conducted, and (c) is qualified to do business and is in good standing in the State.

2.	The Company has all requisite corporate or other power and authority to execute, deliver and perform all of its obligations under the Documents to which it is a party.

3.	Each of the Documents to which the Company is a party have been duly and validly authorized, executed and delivered by the Company.

4.	The Company’s guarantee of the Notes has been duly and validly authorized.

5.
The issuance of the Guarantee by the Company, the execution, delivery and compliance by the Company with all of the provisions of the Documents and the performance of its obligations thereunder will not result in a violation of the Company’s Organizational Documents or, to our knowledge, any law of the State of Ohio or any judgment, order or decree of any Ohio court or regulatory authority applicable to the Company or its assets or properties.

6.
To our knowledge, other than the filing of the Financing Statements in the Office of the Ohio Secretary of State and the Office of the Lucas County, Ohio Recorder, no consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any Ohio governmental authority or regulatory body is required in connection with the execution, delivery and consummation by the Company of each Document to which it is a party.

7.
The provisions of the Security Documents are sufficient to create in favor of the Secured Parties (as defined in the Purchase Agreement) a security interest in all right, title and interest of the Company in those items and types of collateral described in the Security Documents (the "Collateral") in which the Company has rights and in which a security interest may be created under Article 9 of the Ohio Uniform Commercial Code as collateral security for the payment of the Obligations (as defined in the Indenture).  The Financing Statements are in proper form for filing and, when filed in the Office of the Ohio Secretary of State and the Office of the Lucas County, Ohio Recorder, are sufficient to perfect the security interests created by the Security Documents in all right, title and interest of the Company in those items and types of Collateral listed therein in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in the State of Ohio.

III.  LIMITATIONS

The foregoing opinion is subject to the following exceptions and limitations (collectively, “Limitations”):

1.
The enforcement and enforceability of the Documents and of the rights and remedies set forth therein are subject to established and evolving principles of equity (whether applied by a court of law or equity), commercial reasonableness, conscienability, good faith and fair dealing and to the limitations imposed by applicable law on: (i) the exercise and availability of remedies and defenses; (ii) the enforceability of purported waivers of rights and defenses; and (iii) the availability of equitable remedies and defenses generally.

2.
Our opinions above relating to the existence and good standing of the Company under the laws of the State of Ohio are based solely on the Good Standing Certificate issued by the Ohio Secretary of State dated June ___, 2008.

3.
The opinions expressed in this opinion letter are limited to the laws of the State of Ohio and the federal laws of the United States of America, and we assume no responsibility as to the applicability or the effect of any other laws.  No opinion is expressed herein with respect to any laws of any county, city or other political subdivision of the State of Ohio.

4.
Our opinions set forth in this opinion letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

5.
Insofar as our opinion relates to enforceability of any Document, such opinion is subject to the qualifications that such enforceability may be limited by (i) all applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances and fraudulent transfers), receivership, reorganization, moratorium, liquidation, conservation, dissolution or similar laws affecting the enforcement of creditors’ rights generally, (ii) the rights of the United States under the Federal Tax Lien Act of 1966, as amended, (iii) the application of general principles of equity, including, without limitation, concepts of materiality, reasonableness, unconscionability, diligence, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding at law or in equity, and (iv) certain laws and judicial decisions that may limit or make unavailable certain of the rights and remedies provided in the Documents, except that such laws and decisions do not, in our opinion, materially interfere with the practical realization of the benefits contemplated by the Documents except for the economic consequence of any procedural delay with may result from such laws and decisions.

6.	No opinion is given on the enforceability of any provisions in the Documents obligating any party to pay attorneys’ fees and expenses.

7.
No opinion is given on the enforceability of any due on sale clause; due on encumbrance clause; prepayment or make-whole premium in the event that it is held to be a penalty, an unreasonable charge or anything other than a valid liquidated damages clause by a reviewing court.

8.
No opinion is given on the validity, binding effect or enforceability of provisions, if any, in the Documents that waive objection to jurisdiction or the manner of service of process; confess a judgment or authorize another to confess a judgment; establish jurisdiction or venue for disputes and causes of action; waive the right to trial by jury; create self-help remedies; impose indemnity liability on others for acts or omissions of the parties thereto; establish indemnities or transfer or attempt to transfer liabilities or risks under any environmental laws or regulations; appoint any person as attorney-in-fact; waive rights to contest a judgment or waive rights to notice and a court trial; or waive the right to assert lack of consideration or waive the requirements of good faith, notice and commercial reasonableness under the Uniform Commercial Code (Chapter 1309 of the Ohio Revised Code) (the “Ohio UCC”).

9..	We also express no opinion as to the following matters:

(i)
(1) title to or rights in any of the Collateral, (2) the perfection of any lien or security interest except as expressly set forth above, (3) the priority of any lien or security interest, or (4) the accuracy and sufficiency of the legal description attached to the Financing Statement filed with the Office of the Lucas County, Ohio Recorder;

(ii)
The (a) creation of any security interest purported to be granted in or in respect of the following:  (i) any real property or equipment used in farming operations, farm products, crops, timber to be cut, as-extracted collateral, or rights therein; (ii) policies of insurance (other than as proceeds of Collateral), receivables due from any government or agency thereof, inventory which is subject to any negotiable documents of title (such as negotiable bills of lading or warehouse receipts), consumer goods, beneficial interests in a trust, letters of credit or accounts resulting from the sale of any of the foregoing; or (iii) any other property or assets, the creation of a security interest in which is excluded from the coverage of the Ohio UCC, and (b) the perfection of any security interest purported to be granted in (i) any of the assets described under clause (a) above, (ii) except as specifically provided herein, the effect of federal laws related to “know-how,” copyrights, patents, trademarks, service marks, licenses, trade secrets, trade names and other intellectual property, or (iii) any other property or assets, the perfection of a security interest in which is subject to (x) a statute or treaty of the United States which provides for a national or international registration or a national or international certificate of title for the perfection by recordation of a security interest therein or which specifies a place of filing different from that specified in the Ohio Revised Code for filing to perfect or record such security interest, (y) a certificate of title statute, or (z) the laws of any jurisdiction other than the State of Ohio or the United States;

(iii)	The enforceability of any lien on or security interest in any Collateral:

(a)	consisting of goods of a consignor who has delivered such goods to the Company under a true consignment (as distinguished from a consignment intended as security); and

(b)	as against a “buyer in the ordinary course of business” (within the meaning of the Ohio UCC) of the Collateral.

(iv)	The continuation and perfection of the Secured Parties’ security interest in the proceeds of the Collateral are limited to the extent set forth in the Ohio UCC;

(v)
We express no opinion as to any actions that may be required to be taken periodically under the Ohio UCC or any other applicable law for the effectiveness of any financing statements, or the validity or perfection of any security interest, to be maintained;

(vi)	A security interest in any Collateral that constitutes after-acquired collateral does not attach until the Company has rights in such after-acquired Collateral;

(vii)
In the case of property which becomes part of the Collateral after the date hereof, Section 552 of the Bankruptcy Reform Act of 1978, as amended (the “Bankruptcy Code”) limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;

(viii)
In the case of property which becomes part of the Collateral after the date hereof, Section 547 of the Bankruptcy Code provides that a transfer is not made until the debtor has rights in the property transferred, so a security interest in after-acquired property which is security for other than a contemporaneous advance may be treated as a voidable preference under the conditions (and subject to the exceptions) provided by Section 547 of the Bankruptcy Code;

(ix)
The rights of the Secured Parties with respect to Collateral consisting of accounts, instruments, licenses, leases, contracts or other agreements will be subject to the claims, rights and defenses of the other parties thereto against the Company;

(x)
In the case of any Collateral consisting of licenses or permits issued by governmental authorities or other persons or entities, the Company may not have sufficient rights therein for the security interest of the Secured Parties to attach and, even if the Company has sufficient rights for the security interest of the Secured Parties to attach, the exercise of remedies may be limited by the terms of the license or permit or require the consent of the governmental authority issuing such license or permit;

(xi)
We note that, if any of the Collateral is evidenced by instruments or tangible chattel paper or any other property in which a security interest may be perfected by taking possession (in each case as defined, and as provided for, in the Ohio UCC), the local law of the jurisdiction where such property is located will govern the priority of a possessory security interest in such property and the effect of perfection or non-perfection of a non-possessory security interest in such property;

(xii)
Notwithstanding that Sections 1309.406(D), 1309.407(A) and 1309.408(A) of the Ohio Revised Code render ineffective terms in agreements which prohibit, restrict or require the consent of the person obligated thereon to the assignment, transfer of, or the creation, attachment, perfection or enforcement of a security interest therein or which provide that any such assignment, transfer, creation, attachment or enforcement gives rise to a default, breach, right of recoupment, claim, defense, termination, right of termination or remedy thereunder, such ineffectiveness may nonetheless be limited as provided in Section 1309.408(C) of the Ohio Revised Code; and

(xiii)	The opinions set forth above may also be limited by Sections 1309.320, 1309.323, 1309.335, and 1309.336 of the Ohio Revised Code.

This opinion is furnished by us solely for your benefit and the benefit of the Initial Purchasers and your and their respective successors and assignees upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever.  The opinions expressed herein may not be used or relied upon by any other person, nor may this letter or any copies of this letter be furnished to any third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, other than to bank regulatory authorities or as otherwise required by law.  This opinion is given as of the date hereof, and we hereby undertake no, and disclaim any, obligation to advise you of any change in any matters set forth herein or upon which this opinion is based.  This opinion is provided as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein.

Very truly yours,

(a) Marshall & Melhorn, LLC

EXHIBIT A

OFFICER CERTIFICATE
[To come]

EXHIBIT D

FORM OF TEXAS OPINION
TEXAS LEGAL OPINION

1.	Each Partnership is validly existing and in good standing under the laws of the State of Texas.

2.	Each Partnership:

(a)
has all requisite limited partnership power and authority to execute and deliver the Documents to which such Partnership is a party, and to perform their respective obligations under the Documents to which such Partnership is a party,

(b)	has taken all limited partnership action necessary to authorize the execution and delivery of, and performance of its obligations under, the Documents to which such Partnership is a party, and

(c)	has duly executed and delivered the Documents to which such Partnership is a party.

3.	The execution and delivery of, and performance by each Partnership of its obligations under, each Document to which it is a party do not:

(a)           violate the Certificate of Limited Partnership or the Agreement of     Limited Partnership of such Partnership; or
(b)            to our knowledge, violate any Applicable Laws (defined below), in  each case, which would have a Material Adverse Effect (defined below).
For purposes of this opinion, the term “Material Adverse Effect” when used in connection with the Partnership means any change, effect or circumstance that is materially adverse to the business, assets, financial conditions or results of operations of the Partnership.

4.
The Collateral Agreement is effective to create, in favor of the Notes Collateral Agent, a security interest under the Texas Uniform Commercial Code as in effect on the date hereof (the “Texas UCC”) in all of the respective right, title and interest of each Partnership in, and under the Collateral in which a security interest can be created under Article 9 of the Texas UCC (“Article 9 Collateral”).

5.
(a) Under the Texas UCC (including the choice of laws provisions thereof) while a debtor is “located” in a jurisdiction, the local law of that jurisdiction governes the perfection of a security interest in that portion of the Article 9 Collateral in which a security interest may be perfected by filing a financing statement under the UCC as in effect in the state of filing of such debtor (the “Filing Collateral”).

(b) Upon filing of the fully authorized UCC-1 financing statements, attached hereto as Exhibit “A” (the “Financing Statements”), in the office of the Secretary of the State of Texas, the security interest created under the Collateral Agreement with respect to such Partnerships’ right, title, and interest in the Filing Collateral will be perfected.  The Financing Statements are in appropriate form for filing in Texas.

EXHIBIT E

REGISTRATION RIGHTS AGREEMENT

[To be provided separately.]